Exhibit 24
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                              Power of Attorney

The undersigned hereby appoint Gregg R. Sadler as attorney-in-fact, to execute in name and on behalf of the undersigned the Form 10-K Annual Report of LabOne, Inc., to be filed with the Securities and Exchange Commission for its fiscal year ended December 31, 1994.

                                       Dated:        February 10, 1995

                                       /s/  W. Thomas Grant, II
                                            W. Thomas Grant, II, Director

                                       /s/  Giorgio Balzer
                                            Giorgio Balzer, Director

                                       /s/  John E. Walker
                                            John E. Walker, Director

                                       /s/  Joseph H. Brewer
                                            Joseph H. Brewer, MD, Director

                                       /s/  William D. Grant
                                            William D. Grant, Director

                                       /s/  Michael E. Herman
                                            Michael E. Herman, Director

                                       /s/  P. Anthony Jacobs
                                            P. Anthony Jacobs, Director

                                       /s/  Neal L. Patterson
                                            Neal L. Patterson, Director

                                       /s/  Richard A. Rifkind, MD
                                            Richard A. Rifkind, MD, Director

                                       /s/  R. Dennis Wright
                                            R. Dennis Wright, Director

                                       /s/  James R. Seward
                                            James R. Seward, Director









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